UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2022

Graco Inc.
(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 – 11th Avenue Northeast
Minneapolis,	Minnesota	55413
(Address of principal executive offices)		(Zip Code)

(612)	623-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2022, the Board of Directors (the “Board”) of Graco Inc. (the “Company”) appointed Mr. Archie C. Black to serve as a director of the Company, effective February 20, 2023. Mr. Black was appointed to the class of directors whose terms expire at the 2024 annual meeting of shareholders of the Company.

Mr. Black has been appointed to serve on the Board’s Audit Committee and Management Organization and Compensation Committee, effective February 20, 2023. In connection with his appointment, Mr. Black will be receiving the standard director compensation as referenced in our Proxy Statement for the 2022 Annual Meeting.

On December 1, 2022, Emily C. White notified the Board of her decision to resign as a member of the Company’s Board effective December 2, 2022. Ms. White’s resignation is not due to any disagreement with the Board or Company management on any matter relating to the Company’s operations, policies or practices, but instead is intended to allow Ms. White to more fully pursue other commitments. Ms. White served on the Board’s Audit Committee and Management Organization and Compensation Committee, and her term on the Board would have expired at the 2024 annual meeting of shareholders of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1     Press Release dated December 2, 2022.

104    Cover Page Interactive Data File (included within the Inline XBRL document).

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GRACO INC.

Date:	December 2, 2022	By:	/s/ Joseph James Humke______________________
Joseph James Humke
Its: Executive Vice President, General Counsel and Corporate Secretary